SHARE PLACEMENT/PURCHASE AGREEMENT

THIS AGREEMENT DATED AS OF THE 26 DAY OF SEPTEMBER, 2010.

BETWEEN:

MANAS PETROLEUM CORP.

(the "**Company**")

OF THE FIRST PART

AND:

ALEXANDER BECKER

(the "**Vendor**")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the registered owner of about 14,290,493 Common Shares (collectively, the "**Shares**") in the authorized share capital of the Company;

B. All of the Shares are "restricted securities", as that term is defined in Section 3(a) of Rule 144 ("**Rule 144**"), promulgated by the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended;

C. Some of the Shares, although not entirely free trading, are currently eligible for resale pursuant to Rule 144 (collectively, the "**Free Trading Shares**");

D. The remaining Shares are currently not eligible for resale pursuant to Rule 144 (collectively, the "**Restricted Shares**"), though some or all of these may become so eligible over the course of time; and

E. The Vendor has expressed an interest in liquidating all of the Shares, and has come to an agreement with the Company for the transfer over time of the Shares, whether by placement with third party buyers or by direct purchase by the Company, all on the terms and conditions contained in this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, warranties, representations and agreements set out in this Agreement, the parties agree as follows:

1. **Escrow of the Shares**. From and after the date of this Agreement, all of the Shares shall be held in escrow by Credit Suisse or some other mutually acceptable escrow agent.

2. **Placement of a minimum of 1,500,000 Shares**. The Company confirms that it is aware of a potential buyer (the **"First Offering Buyer"**) interested in purchasing at least 1,500,000 Shares (herein referred to as the **"First Offering"**). The purchase price shall be as follows:

(a) The purchase price of each Free Trading Share shall be the average of the closing market price for the 10 trading days prior to the closing date of the purchase and sale transaction between the Vendor and the third party buyer, minus a discount of 20%; and

(b) The purchase price of each Restricted Share shall be the average of the closing market price for the 10 trading days prior to the closing date of the purchase and sale transaction between the Vendor and the third party buyer, minus a discount of 25%.

3. **Payment of Sale Proceeds.** The sale proceeds from third party buyers shall be deposited to the credit of the Vendor at Credit Suisse, Zurich within 10 business days of the closing.

4. **Transfer of Shares to the Company**. In the event that any of the Free Trading Shares or Restricted Shares are not placed with buyers within 6 months from the date of this Agreement (the **"Placement Period"**), the Company shall be obligated to purchase such shares (the **"Remaining Shares"**) from the Vendor based on the discounted share prices determined at the time of the First Offering. The aggregate purchase price in respect of the Remaining Shares shall hereinafter be referred to as the **"Company Purchase Price"**. The completion date of such purchase by the Company shall be on a date which is not later than 30 days after the expiry of the Placement Period, or such later date as the parties may mutually agree upon (the **"Purchase Deadline"**).

5. **Payment and Interest**. Any amount payable by the Company to the Vendor shall be deposited to the credit of the Vendor at Credit Suisse, Zurich. Any amount payable by the Company to the Vendor that is not paid by the due date shall accrue interest at London Interbank Offered Rate plus 150 basis points. Payment by the Company to the Vendor shall be first applied to interest if any, and the balance to principle.

6. **Dividends and Voting**. During all times that the Vendor continues to be the registered owner of any of the Shares, he shall be entitled to receive the dividends (if any) and shall be entitled to the voting rights in respect of such shares.

7. **Representations and Warranties.** The Vendor warrants and represents, and it is a condition of this Agreement which shall survive the closing that:

(a) the Vendor is the sole and beneficial owner of the Shares and has good right, title, and authority to sell and deliver the Shares to third party purchasers or to the Company; and,

(b) the Shares are not encumbered in any way and have not been pledged as security in any fashion by the Vendor.

8. **Time of the Essence.** Time is of the essence of this Agreement.

9. **Further Assurances.** The parties shall with reasonable diligence do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the anticipated dates of transfer.

10. **Counterparts.** This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

11. **Plural or Masculine.** Whenever the plural or masculine or neuter is used in this Agreement the same shall be construed as meaning singular or feminine or body politic or corporate and vice versa where the context so requires.

12. **Enurement.** This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement, their respective heirs, executors, administrators, successors and assigns.

13. **Applicable Laws.** This Agreement shall be governed by the laws of the Province of British Columbia and the applicable federal securities laws of the United States.

14. **Independent Legal Advice**. The Vendor acknowledges that Velletta & Company has not provided him with legal advice in this matter and that he was provided with the opportunity to obtain independent legal advice.

IN WITNESS TO THIS AGREEMENT the parties have signed this Agreement as of date first above written.

MANAS PETROLEUM CORP.

/S/ Peter-Mark Vogel

By Its Authorized Signatory

SIGNED, SEALED AND DELIVERED in the presence of:

/S/ Heinz J. Scholz

Signature

Name

Address

/S/ Alexander Becker

ALEXANDER BECKER

DATED AS OF THE ___ DAY OF SEPTEMBER, 2010

BETWEEN

MANAS PETROLEUM CORP.

AND

ALEXANDER BECKER

SHARE PLACEMENT/PURCHASE AGREEMENT

VELLETTA & COMPANY
Barristers & Solicitors
4th Floor – 931 Fort Street
Victoria, BC V8V 3K3
Phone: 250-383-9104
Facsimile: 250-383-1922

File: _______